Exhibit 99.7

January 30, 2017

Dear Rite Aid Supplier Partners,

We want to update you on some important developments related to our proposed merger with Walgreens Boots Alliance (WBA) and announced sale of certain Rite Aid stores to Fred’s. We have reached a revised agreement with WBA under which we will further extend and amend the merger agreement’s end date to July 31, 2017. Our goal in extending the agreement is to allow additional time to obtain the necessary regulatory approvals, as well as Rite Aid shareholder approval of the revised terms, to complete the proposed merger, which we now expect to close by the end of July.

Under the revised agreement, WBA will acquire all outstanding shares of Rite Aid for $7.00 per share, subject to certain adjustments, but in no case will the price be less than $6.50 per share. The revised terms take into account the increase in the maximum number of potential divestitures contemplated under the agreement from 1,000 stores to 1,200 stores which may be necessary to obtain antitrust clearance from the Federal Trade Commission. The terms also reflect additional obligations that WBA may be required to fulfill as part of the antitrust clearance process.

We are confident that the long-term strategic benefits of the combination that we articulated 15 months ago remain true today. Together, Rite Aid and WBA have a tremendous opportunity to showcase our ability to play a larger role in meeting the everyday health and wellness needs of our communities. As part of a national network, we will have increased scale to remain extremely competitive in today’s marketplace.

We are committed to keeping you up to date as the merger process continues and look forward to working with you to better meet the needs of our customers. Thank you for your continued engagement, and for your ongoing commitment to growing our mutual business.

Sincerely,

John Standley	Ken Martindale
Rite Aid Chairman and CEO	CEO of Rite Aid Stores
President of Rite Aid Corporation

Walgreens Boots Alliance and Rite Aid Enter into Amendment and Extension to Merger Agreement

Deerfield, Ill. and Camp Hill, Pa., 30 January 2017 — Walgreens Boots Alliance, Inc. (Nasdaq: WBA) and Rite Aid Corporation (NYSE: RAD) today announced that they have entered into an amendment and extension of their previously announced definitive merger agreement under which Walgreens Boots Alliance will acquire all outstanding shares of Rite Aid, a U.S. retail pharmacy chain.

Under the terms of the amendment, the parties have agreed to reduce the price for each share of Rite Aid common stock to be paid by Walgreens Boots Alliance. The revised price will be a maximum of $7.00 per share and a minimum of $6.50 per share. In addition, Walgreens Boots Alliance will be required to divest up to 1,200 Rite Aid stores and certain additional related assets if required to obtain regulatory approval. The exact price per share will be determined based on the number of required store divestitures, with the price set at $7.00 per share if 1,000 stores or fewer are required for divestiture and at $6.50 per share if 1,200 stores are required for divestiture. If the required divestitures fall between 1,000 and 1,200 stores, then there will be a pro-rata adjustment of the price per share. Walgreens Boots Alliance agreement to divest up to 1,200 Rite Aid stores represents an increase of up to 200 stores over the 1,000 stores that Walgreens Boots Alliance had agreed to divest under the terms of the original agreement.

Additionally, Walgreens Boots Alliance and Rite Aid agreed to extend the end date under the previously announced agreement from 27 January 2017 to 31 July 2017 in order to allow the parties additional time to obtain regulatory approval.

The transaction is subject to approval by the holders of Rite Aid’s common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December

2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the USA and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 400,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has over 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands such as No7, Botanics, Liz Earle and Soap & Glory.

In October 2016 Walgreens Boots Alliance received the United Nations Foundation Global Leadership Award for its commitment to the UN’s Sustainable Development Goals.

More company information is available at www.walgreensbootsalliance.com.

* As of 31 August 2016, using publicly available information for AmerisourceBergen.

** For 12 months ending 31 August 2016, using publicly available information for AmerisourceBergen.

(WBA-GEN)

Media Relations	Contact
USA / Michael Polzin	+1 847 315 2935
International / Laura Vergani	+44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

About Rite Aid

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with nearly 4,600 stores in 31 states and the District of Columbia and fiscal 2016 annual revenues of $30.7 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

Media Relations	Contact
Ashley Flower	+1 717 975 5718

Investor Relations	Contact
Matt Schroeder	+1 717 214 8867

Cautionary Note Regarding Forward-Looking Statements

All statements in this release that are not historical statements, which include, without limitation, those regarding the pending merger agreement between Walgreens Boots Alliance, Inc. and Rite Aid Corporation and the transactions contemplated thereby and their possible timing and effects, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “pending,” “potential”, “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. These include, but are not limited to, the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the Federal Trade Commission and otherwise in connection with the pending acquisition of Rite Aid by Walgreens Boots Alliance; the number of stores divested in connection with such pending acquisition and the terms, timing and consummation of such transactions; the risk of unexpected costs, liabilities or delays, changes in management’s assumptions, risks associated with acquisitions, including risks relating to the failure to obtain necessary Rite Aid stockholder approvals or otherwise relating to the ability to satisfy the closing conditions and consummate the pending acquisition of Rite Aid by Walgreens Boots Alliance and related matters on a timely basis or at all; the risks associated with the integration of complex businesses; and the other risks and uncertainties described in the reports that Walgreens Boots Alliance and Rite Aid have filed with the Securities and Exchange Commission (“SEC”). A further list and description of risks and uncertainties can be found in Item 1A (Risk Factors) in Walgreens Boots Alliance’s Annual Report on Form 10-K for the fiscal year ending 31 August 2016 as well as Rite Aid’s Annual Report on Form 10-K for the fiscal year ending 27 February 2016 and its subsequent reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Walgreens Boots Alliance and Rite Aid expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Rite Aid will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, RITE AID’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Rite

Aid files with the SEC (when available) from the SEC’s website at www.sec.gov and Rite Aid’s website at www.riteaid.com.

Participants in Solicitation

Rite Aid and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rite Aid’s stockholders with respect to the proposed acquisition. Information regarding the interests of such individuals in the proposed acquisition of Rite Aid by Walgreens Boots Alliance will be included in the proxy statement relating to such acquisition when it is filed with the SEC. You may obtain information about Rite Aid’s executive officers and directors in Rite Aid’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on May 13, 2016. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Rite Aid’s website at www.riteaid.com.